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                                                          EXHIBIT 10(r)

                       EXCERPT FROM MINUTES
                   PERSONNEL COMMITTEE MEETING
                    TCF FINANCIAL CORPORATION
                          JUNE 26, 1994

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                RE: Directors Stock Grant Program


     Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

     WHEREAS, this board has previously maintained a stock program for directors whereby each director receives 1500 shares, with 500 shares to vest for each year that TCF Financial achieves at least 13.5% ROTE and currently maintains a directors fees deferral program which allows directors to defer payment of their fees to their retirement from service with the Board and beyond; and

     WHEREAS, the shares initially issued in connection with the directors stock grant program have all vested (except for shares issued to Dr. Ronald
A. Ward in 1993, the year he joined the board) and the Board desires to renew the directors stock grant program as well as to expand the existing deferred fees program to allow investment of deferred fees in TCF Stock;

     NOW, THEREFORE, IT IS HEREBY

     RESOLVED, that a directors stock grant program is hereby established for 1994 under the following terms and conditions:

     The award will be 1500 shares per eligible director with 500 shares vesting for each fiscal year in which the return on equity ("ROE") of TCF Financial Corporation exceeds 15%, or upon retirement from the board pursuant to board retirement policy, or in any event on the ten year anniversary date of the grant;

     Eligible directors are Bruce G. Allbright, Daniel F. May, Preston Townley, Luella G. Goldberg, Ralph Strangis, Rudy Boschwitz and Thomas J. McGough. Vesting of shares shall occur only for a director who remains on the board as of December 31 of the fiscal year on which the vesting is based;

     All shares awarded will come from treasury shares or shall be purchased in the market, at TCF's discretion;

     Vested shares will be distributed as soon as practicable after final ROE is calculated for the fiscal year;

     ROE will be calculated the same as under the 1994-96 annual incentive program for executives;

     The company will make a deferral option available to directors, in the form of a nontaxable trust, to enable them to defer the receipt of vested shares until retirement from the board in substantially, with the trust to be in substantially the same form as the trust for the Executive Deferred Compensation Plan.


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     Questions of interpretation will be resolved by
the Chief Executive Officer, who may at his discretion consult with the Personnel Committee of the Board prior to making a decision.

     I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Personnel Committee of the Corporation meeting held on June 26, 1994, and that the minutes have not been modified or rescinded as of the date hereof.


                                     /s/ Gregory J. Pulles
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                                   Gregory J. Pulles

(Corporate Seal)

Dated:  March 28, 1995